Exhibit 32.2

WRITTEN STATEMENT OF THE CHIEF FINANCIAL OFFICER

Pursuant to 18 U.S.C. § 1350

     Solely for the purposes of complying with 19 U.S.C. § 1350, as adopted pursuant to Section 906 of Sarbanes-oxley Act of 2002. I, the undersigned Senior Vice President — Finance and Chief Financial Officer of Nicholas Financial, Inc. (the “Company”), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-QSB of the Company for the three months ended June 30, 2004 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Ralph T. Finkenbrink
Ralph T. Finkenbrink
Senior Vice President — Finance
and Chief Financial Officer
Dated: August 14,2004